Exhibit 5.1
January 16, 2008
XO Holdings, Inc.
13865 Sunrise Valley Drive
Herndon, Virginia 20171

Re:	XO Holdings, Inc. — Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to XO Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including any shares issuable upon conversion, exercise or exchange of the Debt Securities (as defined herein), the Preferred Stock (as defined herein) or the Warrants (as defined herein), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) rights to purchase Common Stock (the “Rights”), (iv) Preferred Stock represented by depositary receipts (“Depositary Shares”), (v) warrants to purchase shares of Common Stock (the “Common Stock Warrants”), (vi) warrants to purchase shares of Preferred Stock (the “Preferred Stock Warrants”), (vii) warrants to purchase Debt Securities (as defined herein) (the “Debt Warrants” and, collectively with the Common Stock Warrants and the Preferred Stock Warrants, the “Warrants”), (viii) unsecured debt securities of the Company (the “Debt Securities”), including senior debt securities of the Company (the “Senior Debt Securities”) and subordinated debt securities of the Company (the Subordinated Debt Securities”), as well as guarantees (the “Guarantees”), if applicable, of the Senior Debt Securities or Subordinated Debt Securities by one or more of the Company’s subsidiaries set forth on Exhibit A attached hereto (each, a “Specified Guarantor” and, collectively, the “Specified Guarantors”) and (ix) units composed of one or more classes of the securities listed above (the “Units”). The Common Stock, Preferred Stock, Rights, Depositary Shares, Warrants, Debt Securities and Units are collectively referred to as the “Securities.” The Securities being registered under the Registration Statement will be offered by the Company on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.
     The Rights are to be issued under one or more rights agreements (each, a “Rights Agreement”) to be entered into among the Company, one or more financial institutions as

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identified in the applicable Rights Agreement, and the holders from time to time of the Rights.
     The Depositary Shares are to be issued under one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and one or more financial institutions identified in the applicable Deposit Agreement as the depositary.
     The Warrants are to be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into among the Company, one or more financial institutions as identified in the applicable Warrant Agreement, and the holders from time to time of the Warrants.
     The Senior Debt Securities and any Guarantees thereof are to be issued under an indenture (the “Senior Indenture”) to be entered into between the Company and an indenture trustee (the “Senior Indenture Trustee”). The Subordinated Debt Securities and any Guarantees thereof are to be issued under an indenture (the “Subordinated Indenture,” and together with the Senior Indenture, the “Debt Indentures”) to be entered into between the Company and an indenture trustee (the “Subordinated Indenture Trustee”).
     In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and the Specified Guarantors and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We also have examined the Registration Statement.
     In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.
     The opinions hereinafter expressed are subject to the following qualifications and exceptions:
     (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; and without limiting the generality of the foregoing qualification, with respect to the opinion set forth in paragraph 7 below, we advise you that, if a Guarantee has not been given for fair or reasonably equivalent consideration, and the applicable Specified Guarantor is, or by executing the Guarantee may become, insolvent, or will be rendered insolvent by the transactions contemplated by the applicable Guarantees or Debt Indentures, or, after giving effect to such transactions, will be left with unreasonably small capital with which to engage in its anticipated business, or will have intended to incur, or will have believed it has incurred, debts beyond its ability to pay as such debts mature, then the applicable Guarantee may be voidable by creditors of such Specified Guarantor or by a

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trustee or receiver of such Specified Guarantor in bankruptcy or similar proceedings pursuant to bankruptcy, fraudulent conveyance or similar laws;
     (ii) limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Security, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;
     (iii) the effect of judicial decisions that may permit the introduction of extrinsic evidence to supplement the terms of the Securities or to aid in the interpretation of the Securities;
     (iv) we express no opinion as to the enforceability of provisions of any agreement providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy;
     (v) we express no opinion as to the enforceability of provisions of the Securities that impose, or that are construed as effectively imposing, penalties;
     (vi) the enforceability of provisions of the Securities that purport to establish evidentiary standards or make determinations conclusive;
     (vii) we express no opinion as to the enforceability of any choice of law provisions contained in the Securities or the enforceability of any provisions that purport to establish a particular court as the forum for adjudication of any controversy relating to the Securities or that purport to cause any party to waive or alter any right to a trial by jury or that waive objection to jurisdiction;
     (viii) except to the extent encompassed by an opinion set forth below with respect to the Company and the Specified Guarantors, the effect on the opinions expressed herein of (1) the compliance or non-compliance of any party to any agreement with any law, regulation or order applicable to it or (2) the legal or regulatory status or the nature of the business of any such party;
     (ix) enforceability of the Guarantees may be limited by statutes or principles of law applicable to guarantees. Those statutes and provisions may, inter alia, limit the right of a creditor to alter materially the original obligation of the principal, to elect remedies on default that impair the subrogation rights of the guarantor against the principal, or to take other action that materially prejudices the guarantor. In this connection, we advise you that failure to comply with such statutes or principles may operate to exonerate one or more Specified Guarantors from its respective obligations under a Guarantee;
     (x) we express no opinion as to the creation, perfection, priority or enforceability of any lien created under the Debt Indentures; and

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     (xi) our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.
     Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:
     1. (a) The Common Stock, when authorized, issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions to be adopted by the Board of Directors of the Company, will be duly and validly issued, fully paid and nonassessable, and (b) in the case of any shares of Common Stock to be issued under any Warrants or upon conversion of Preferred Stock or Debt or upon exercise of Rights, upon due exercise of any payment of the exercise price specified in such Warrants, such Common Stock will be duly and validly issued, fully paid and nonassessable.
     2. Assuming that the issuance and terms of any series of Preferred Stock and the terms of the offering thereof have been duly authorized, when (a) a Certificate of Designation fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and accepted for record and (b) in the case of any shares of Preferred Stock to be issued under any Warrants, upon due exercise of any payment of the exercise price specified in such Warrants, such Preferred Stock (including any shares of Preferred Stock that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be duly and validly issued, fully paid and nonassessable.
     3. Assuming that the issuance and terms of any Rights and the terms of the offering thereof have been duly authorized, when (a) the Rights Agreement or Rights Agreements relating to such Rights have been duly authorized, executed and delivered by the Company and the rights agent appointed by the Company and (b) such Rights or certificates representing such Rights have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement or purchase agreement, such Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     4. The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of Preferred Stock in accordance with the Deposit Agreement relating thereto, will entitle the holders thereof to the rights specified in such depositary receipts and the Deposit Agreement.
     5. Assuming that the issuance and terms of any Warrants and the terms of the offering thereof have been duly authorized, when (a) the Warrant Agreement or Warrant Agreements relating to such Warrants have been duly authorized, executed and delivered by the Company and the warrant agent appointed by the Company and (b) such Warrants or

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certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement or purchase agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     6. The Debt Securities, when authorized and issued pursuant to a valid, binding and enforceable Debt Indenture, will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the Senior Indenture or the Subordinated Indenture, as applicable, and in the case of any Debt Securities to be issued under any Warrants, upon due exercise of any payment of the exercise price specified in such Warrants, such Debt Securities, when authorized and issued pursuant to a valid, binding and enforceable Debt Indenture, will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the Senior Indenture or the Subordinated Indenture, as applicable.
     7. Assuming that the issuance and terms of any Guarantees of each of the Specified Guarantors and the terms of the offering thereof have been duly authorized, when (a) the applicable documents evidencing the Guarantees have been duly authorized, executed and delivered by such Specified Guarantor and (b) such Guarantees have been duly executed, authenticated, issued and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement or purchase agreement, such Guarantees will constitute valid and binding obligations of such Specified Guarantor, enforceable against such Specified Guarantor in accordance with their terms.
     Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company (or a Specified Guarantor, if applicable), we have assumed that the Company (or a Specified Guarantor, if applicable) and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it.
     In rendering the opinions expressed above, we have further assumed that (i) the terms of all Securities will conform to the forms thereof, as applicable, and the terms of all Securities will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Company (or a Specified Guarantor, if applicable) or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company (or a Specified Guarantor, if applicable), (ii) the stock certificates evidencing the Preferred Stock will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with, the Delaware General Corporation Law, (iii) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (iv) the Company (or the Specified Guarantor, if applicable) will authorize the offering and

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issuance of the Securities and will authorize, execute and deliver the applicable Debt Indenture, Rights Agreement, Deposit Agreement or Warrant Agreement with any amendments or supplemental indentures thereto and any other documents contemplated thereby or by the Registration Statement and will take any other appropriate additional corporate action, (v) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, (vi) in the case of the Common Stock and the Preferred Stock, a sufficient number of shares will be authorized and available for issuance and the consideration therefor will not be less than the par value of the shares of the Common Stock or Preferred Stock, as applicable and (vii) in the case of Guarantees, a supplemental indenture and/or other document evidencing the Guarantees will have been executed and delivered by the applicable Specified Guarantor and any other party thereto.
     We express no opinion as to matters governed by laws of any jurisdiction other than the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, and the federal laws of the United States of America, as in effect on the date hereof.
     We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.
Very truly yours,
/s/ Morrison & Foerster LLP

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Exhibit A
XO Communications, LLC
Nextlink Wireless, Inc.
V&K Holdings, Inc.
XO Services, Inc.
XO Nevada Merger Sub, Inc.
Telecommunications of Nevada, LLC
XO Communications Services, Inc.
XO International Holdings, Inc.
XO International, Inc.